Exhibit 99.1

Surf Air Mobility Reports

Financial Results for Fourth Quarter and Full Year Ended December 31, 2023

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Full year 2023 GAAP revenue of $60.5 million and Pro Forma revenue of $112.9 million, up 12% year-over-year, beating 2023 guidance.

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Full year 2023 GAAP Net Loss of $(250.7) million and Pro Forma Net Loss of $(185.0) million, which includes investment in R&D for electrification and software, stock-based compensation, impairments, transaction costs and other non-recurring items.

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Full Year 2023 Pro Forma Adjusted EBITDA of $(50.9) million, achieving 2023 guidance.

Surf Air Mobility is providing unaudited pro forma results for the fourth quarter and year to date period ended December 31, 2023, which assumes the acquisition of Southern Airways closed as of the beginning of 2022.

LOS ANGELES--(BUSINESS WIRE) – March 28, 2024 – Surf Air Mobility Inc. (NYSE: SRFM), a leading regional air mobility platform, today reported its fourth quarter and full year results. Please visit the Surf Air Mobility investor relations website at investors.surfair.com for more information and to listen to the accompanying earnings call at 5:00 pm eastern time.

“We are pleased to have beat our revenue guidance and achieved our Adjusted EBITDA guidance for the year. Additionally, we’ve achieved two significant milestones: our direct listing on the NYSE and the completion of our merger with Southern Airways. We have also advanced our growth pillars of expanding our leading regional airline network and developing a proprietary powertrain technology to electrify smaller aircraft,” said Stan Little, Surf Air Mobility’s Chief Executive Officer.

FOURTH QUARTER BUSINESS HIGHLIGHTS

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Deepened our partnership with Palantir to develop software that will enhance operational efficiencies, improve our customer experience, provide back-office intelligence, and unify our sales and financial data. Palantir has also made progress developing our new AI-enhanced ‘crew scheduling’ application.

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Advanced our initiative to electrify the Cessna Caravan along with our lead partner AeroTEC. We are in the final stages of vendor selection for key components including battery and electric motor suppliers. We continue to work with the Caravan’s avionics manufacturer, Garmin, to integrate our powertrain with the aircraft’s displays.

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Entered into a memorandum of understanding (“MOU”) with Brazil’s largest airline, Azul, on the commercial deployment of electric Cessna Caravan within Azul’s existing fleet.

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Partnered with REGENT, a manufacturer of all-electric seagliders, to establish a base for seaglider operations in Miami that will provide passenger transport service for South Florida, including routes from Miami, Fort Lauderdale, Palm Beach, and the Caribbean Islands, in addition to previously announced service in Hawaii.

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Appointed Oliver Reeves as Surf Air Mobility’s Chief Financial Officer, leveraging his nearly two decades of experience in investment management, enterprise technology, and insurance.

CURRENT DEVELOPMENTS

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Signed MOUs with numerous operators of Caravan fleets in Africa, to convert their turbine powered aircraft to electric powertrains with our proprietary electrification technology, once certified. The carriers include: Safarilink, Yellow Wings, Auric Air and Z. Boskovic. This represents 13% of the total Caravan fleet operating in Africa under MOUs, to date.

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Entered into agreements to add new service routes connecting Purdue University to Chicago, and with the city of Williamsport, Pennsylvania to Washington, D.C. These two new routes will be subsidized by local and private entities.

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Signed an MOU with Electra.aero, Inc. to secure delivery positions for 90 eSTOL Aircraft, collaborate on incorporating Surf Air Mobility technology into joint systems, and establish a preferred leasing relationship.

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Strengthened our technology capabilities with the addition of an outside team with deep experience across consumer, transportation and logistics, marketplace, and ticketing industries, to lead the software development for Surf Air Mobility’s consumer technology and air operations, as well as build certain tools for third party operators as part of our Aircraft-as-a-Service offering, in partnership with Palantir.

FOURTH QUARTER FINANCIAL HIGHLIGHTS

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Revenue
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GAAP revenue of $26.8 million. Pro forma revenue of $27.4 million for fourth quarter 2023, compared to $27.7 million for the same period of the prior year.
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Net Loss
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GAAP Net Loss of $(110.5) million for fourth quarter of 2023 compared to $(23.8) million for the same period of the prior year, which includes investment in R&D for electrification and software technology, stock-based compensation, impairments, transaction costs and other non-recurring items.

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Pro forma net loss of $(107.4) million for fourth quarter of 2023 compared to $(19.4) million for the same period of the prior year, which includes investment in R&D for electrification and software technology, stock-based compensation, impairments, transaction costs and other non-recurring items.

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Pro forma Adjusted EBITDA
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Pro forma adjusted EBITDA of $(18.4) million for fourth quarter 2023, compared to $(12.6) million for the same period of the prior year.

FULL YEAR FINANCIAL HIGHLIGHTS

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Revenue
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GAAP revenue of $60.5 million. Pro forma revenue of $112.9 million for full year 2023, beating 2023 guidance.
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Net Loss
○
GAAP net loss of $(250.7) million for full year 2023 compared to $(74.4) million in prior year, which includes investment in R&D for electrification and software technology, stock-based compensation, impairments, transaction costs and other non-recurring items.
○
Pro forma net loss of $(185.0) million for full year 2023 compared to $(91.5) million in prior year, which includes investment in R&D for electrification and software technology, stock-based compensation, impairments, transaction costs and other non-recurring items.

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Pro forma Adjusted EBITDA
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Pro forma adjusted EBITDA of $(50.9) million for the full year 2023, compared to $(49.4) million for the same period of the prior year, achieving our 2023 guidance.

FIRST QUARTER 2024 FINANCIAL OUTLOOK

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Revenue, in the range of $28.5 million to $29.5 million.
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Pro forma adjusted EBITDA, in the range of $(17.0) million to $(14.0) million, which excludes the expected impact of stock-based compensation, changes in fair value of financial instruments, and other non-recurring items.

“Looking ahead in 2024 we are focused on balancing growth with profitability, expense reduction, and disciplined capital allocation centered around high ROI opportunities, including potential route expansions,” stated Surf Air Mobility Chief Financial Officer, Oliver Reeves.

Surf Air Mobility will provide full-year 2024 guidance at its Investor Day to be held on June 7, 2024, at the New York Stock Exchange.

About Surf Air Mobility

Surf Air Mobility, headquartered in Los Angeles, is a pioneering regional air mobility platform dedicated to transforming regional air travel through electrification. As owner of the largest commuter airline operator in the US, Surf Air Mobility partners with commercial leaders to develop innovative powertrain technology for smaller aircraft, facilitating the electrification of existing fleets and the widespread adoption of electric aircraft. Surf Air Mobility’s mission is to drive substantial cost reductions and environmental benefits to make regional flying more accessible and affordable. Backed by a management team with extensive expertise spanning aviation, electrification, and consumer technology, Surf Air Mobility is poised to advance the future of sustainable air travel.

Earnings Webcast

Interested parties can register in advance to listen to the fourth quarter and full year 2023 webcast here, or can find a link on the ‘Events & Presentations’ section of our investor relations website. A replay of the call will also be available online for 21 days following the call.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the transaction; Surf Air Mobility’s ability to anticipate the future needs of the air mobility market; future trends in the aviation industry, generally; Surf Air Mobility’s future growth strategy and growth rate and its ability to access its financings and expand its business. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of Surf Air Mobility’s management as well as assumptions made by and information currently available to Surf Air Mobility and reflect Surf Air Mobility’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; Surf Air Mobility’s limited operating history and that Surf Air Mobility has not yet manufactured any hybrid-electric or fully-electric aircraft; the powertrain technology Surf Air Mobility plans to develop does not yet exist; any accidents or incidents involving hybrid-electric or fully-electric aircraft; the inability to accurately forecast demand for products and manage product inventory in an effective and efficient manner; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of hybrid-electric and fully-electric powertrains and its advanced air mobility software platform, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air, Southern or Surf Air Mobility;

changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in the prospectus. These and other risks are discussed in detail in the periodic reports that Surf Air Mobility files with the SEC, and investors are urged to review those periodic reports and Surf Air Mobility’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Surf Air Mobility assumes no obligation to update its forward-looking statements except as required by law.

Footnotes:

Use of Non-GAAP Financial Measures: Surf Air Mobility uses Adjusted EBITDA to identify and target operational results which is beneficial to management and investors in evaluating operational effectiveness. Pro Forma Adjusted EBITDA is a supplemental measure of Surf Air Mobility’s performance that is not required by, or presented in accordance with, U.S. GAAP. Pro Forma Adjusted EBITDA is not a measurement of Surf Air Mobility’s financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with U.S. GAAP. Surf Air Mobility’s calculation of this non-GAAP financial measure may differ from similarly titled non-GAAP measures, if any, reported by other companies. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Surf Air Mobility presents Pro Forma Adjusted EBITDA because it considers this measure to be an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in its industry. Management believes that investors’ understanding of Surf Air Mobility’s performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing its ongoing results of operations.

Consolidated Balance Sheets as of December 31, 2023, and December 31, 2022:

	December 31, 2023	December 31, 2022
Assets:
Current assets:
Cash	$1,720	$6
Accounts receivable, net	4,965	161
Prepaid expenses and other current assets	11,051	7,755
Total current assets	17,736	7,922
Restricted cash	711	906
Property and equipment, net	45,991	624
Intangible assets, net	26,663	1,286
Operating lease right-of-use assets	12,818	1,143
Finance lease right-of-use assets	1,343	—
Goodwill	—	—
Other assets	5,727	1,816
Total assets	$110,989	$13,697
Liabilities, Redeemable Convertible Preferred Shares and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$18,854	$12,891
Accrued expenses and other current liabilities	59,582	14,740
Deferred revenue	19,011	7,820
Current maturities of long-term debt	5,177	—
Operating lease liabilities, current	4,104	903
Finance lease liabilities, current	215	—
SAFE notes at fair value, current	25	149
Convertible notes at fair value, current	7,715	15,948
Due to related parties, current	25,431	4,947
Total current liabilities	140,114	57,398
Long-term debt, net of current maturities	20,617	—
Convertible notes at fair value, long term	—	13,148
Operating lease liabilities, long term	5,507	246
Finance lease liabilities, long term	1,137	—
SAFE notes at fair value, long term	—	24,565
Due to related parties, long term	1,673	—
Other long-term liabilities	19,426	9,762
Total liabilities	$188,474	$105,119
Commitments and contingencies (Note 15):
Redeemable convertible preferred shares $0.001 par value; 0 and 263,459,277 shares authorized as of December 31, 2023 and December 31, 2022, respectively; 0 shares issued and outstanding as of December 31, 2023 and 229,144,283 shares issued and outstanding as of December 31, 2022; and aggregate liquidation preference of $0 as of December 31, 2023 and $178,608 as of December 31, 2022	$—	$130,667
Shareholders’ equity (deficit):
Class B-6s convertible preferred shares, $0.001 par value; 0 authorized shares as of December 31, 2023 and 98,799,158 authorized shares as of December 31, 2022; 0 shares issued and outstanding as of December 31, 2023 and 71,478,742 shares issued and outstanding as of December 31, 2022	$—	$3,414
Preferred Stock, $0.0001 par value; 50,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2023 and December 31, 2022	—	—
Common shares, $0.0001 par value; 800,000,000 and 35,803,199 shares authorized as of December 31, 2023 and December 31, 2022, respectively; 76,150,437 shares issued and outstanding as of December 31, 2023 and 12,487,438 shares issued and outstanding as of December 31, 2022	8	1
Additional paid-in capital	525,042	126,335
Accumulated deficit	(602,535)	(351,839)
Total shareholders’ deficit	$(77,485)	$(222,089)
Total liabilities, redeemable convertible preferred shares and shareholders’ deficit	$110,989	$13,697

Consolidated Statements of Operations for the Year Ended December 31, 2023: (in thousands, except share and per share data):

	Year Ended December 31,
	2023	2022
Revenue	$60,505	$20,274
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization	61,918	24,824
Technology and development	20,850	3,289
Sales and marketing	10,028	5,214
General and administrative	100,669	36,824
Depreciation and amortization	3,762	1,027
Impairment of goodwill	60,045	—
Total operating expenses	257,272	71,178
Operating loss	$(196,767)	$(50,904)
Other income (expense):
Changes in fair value of financial instruments carried at fair value, net	$(50,230)	$(27,711)
Interest expense	(2,969)	(596)
Gain (loss) on extinguishment of debt	(326)	5,951
Other expense	(3,708)	(1,102)
Total other income (expense), net	$(57,233)	$(23,458)
Loss before income taxes	(254,000)	(74,362)
Income tax benefit	3,304	—
Net loss	$(250,696)	$(74,362)
Net loss per share applicable to common shareholders, basic and diluted	$(6.35)	$(5.51)
Weighted-average number of common shares used in net loss per share applicable to common shareholders, basic and diluted	39,466,906	13,492,823

Unaudited Pro Forma Financial Measures; Revenue, Net Loss, and the Reconciliation of

Pro forma Net Loss to Pro forma Adjusted EBITDA for the Year Ended December 31, 2023 and the Year Ended December 31, 2022 (in thousands):

	Year Ended December 31,
	2023	2022
Revenue	$112,869	$100,546
Net loss	$(184,596)	$(91,540)

	Year Ended December 31,
	2023	2022
Net loss - Pro Forma	$(184,987)	$(91,540)
Addback:
Depreciation and amortization	8,393	2,897
Impairment of goodwill	60,045	—
Interest expense	5,083	(949)
Income tax expense (benefit)	(225)	(6,904)
Stock-based compensation expense	48,252	10,447
Change in fair value of financial instruments	—	11,111
Transaction costs	—	22,322
Data license fees	12,500	—
Share settlement for contract termination	—	3,175
Adjusted EBITDA - Pro Forma	$(50,939)	$(49,441)

For Press:
press@surfair.com

For Investors:
investors@surfair.com

Source: Surf Air Mobility Inc.